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                                                                   EXHIBIT 99.01



                                    CONSENT



The undersigned, J. Phillip Samper, hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form S-1 (File No. 333-08453) (the "Registration Statement") of Ingram Micro Inc. (the "Registrant") as a person about to become a director of the Registrant, and to the filing of this Consent as an exhibit to the Registration Statement.



                                          /s/ J. PHILLIP SAMPER


                                          --------------------------------------

                                              J. Phillip Samper



October 24, 1996